Exhibit 99.1

PRESS RELEASE

Investor Relations:	Media: David Fraser
Stamford, CT: +1 (203) 904 2413	Lausanne: +41 582 424 500
Lausanne: +41 582 424 666	Email: David.Fraser@pmi.com
Email: InvestorRelations@pmi.com

Philip Morris International Presents at 2025 CAGNY Conference;
Reaffirms 2025 Full-Year Forecast

STAMFORD, CT, February 19, 2025 – Philip Morris International Inc.’s (PMI) (NYSE: PM) Chief Executive Officer, Jacek Olczak, and Chief Financial Officer, Emmanuel Babeau, will address investors today at the 2025 Consumer Analyst Group of New York (CAGNY) Conference.

The event will be webcast live in listen-only mode, beginning at approximately 1:00 p.m. ET, at www.pmi.com/2025cagny and on the PMI Investor Relations Mobile Application (www.pmi.com/irapp). Presentation slides will also be available on the same site and the App. An archived copy of the webcast will be available until Friday, March 21, 2025.

The presentation will cover:
•PMI’s progress over the past decade to deliver a smoke-free future;
•the financial model underlying the company’s delivery of superior returns to shareholders;
•the success and future opportunities for the company’s smoke-free brands led by consumer insights and harm reduction.

2025 Full-Year Forecast
PMI reaffirms its 2025 full-year reported diluted EPS forecast, announced on February 6th, of $6.55 to $6.68. Excluding a total 2025 adjustment of $0.49 per share, the forecast range for adjusted diluted EPS of $7.04 - $7.17 represents a projected increase of 7.2% to 9.1% versus $6.57 in 2024. Excluding an adverse currency impact, at then prevailing exchange rates, of $0.22 per share, this represents growth of 10.5% to 12.5%, as shown below.
The assumptions underlying this forecast remain unchanged versus those communicated by PMI in its earnings release of February 6, 2025.
Factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to these projections.

	Full-Year
	2025 Forecast			2024	Growth

Reported Diluted EPS	$6.55	-	$6.68	$ 4.52
Adjustments:
Restructuring charges	—			0.10
Impairment of goodwill and other intangibles	—			0.01
Amortization of intangibles(1)	0.49			0.40
Loss on sale of Vectura Group	—			0.13
Egypt sales tax charge	—			0.03
Megapolis localization tax impact	—			0.05
Income tax impact associated with Swedish Match AB financing	—			0.14
Impairment related to the RBH equity investment	—			1.49
Fair value adjustment for equity security investments	—			(0.27)
Tax items	—			(0.03)
Total Adjustments	0.49			2.05
Adjusted Diluted EPS	$7.04	-	$7.17	$ 6.57	7.2%	-	9.1%
Less: Currency	(0.22)
Adjusted Diluted EPS, excluding currency	$7.26	-	$7.39	$ 6.57	10.5%	-	12.5%
(1) See forecast assumptions section in Q4’24 Earnings Release for details
Forward-Looking & Cautionary Statements
The presentation, related discussion and this press release contain projections of future results and goals and other forward-looking statements, including statements regarding expected financial or operational performance; capital allocation plans; investment strategies; regulatory outcomes; market expectations; business plans and strategies; the likelihood and impact to PMI of the proposed CCAA plan; and the likelihood and impact of RBH remaining deconsolidated. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. In the event that risks or uncertainties materialize, or underlying assumptions prove inaccurate, actual results could vary materially from those contained in such forward-looking statements. Pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, PMI is identifying important factors that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in any forward-looking statements made by PMI.
PMI's business risks include: excise tax increases and discriminatory tax structures; increasing marketing and regulatory restrictions that could reduce our competitiveness, eliminate our ability to communicate with adult consumers, or ban certain of our products in certain markets or countries; health concerns relating to the use of tobacco and other nicotine-containing products and exposure to environmental tobacco smoke; litigation related to tobacco and/or nicotine use and intellectual property; intense competition; the effects of global and individual country economic, regulatory and political developments, natural disasters and conflicts; the impact and consequences of Russia's invasion of Ukraine; changes in adult smoker behavior; the impact of natural disasters and pandemics on

PMI's business; lost revenues as a result of counterfeiting, contraband and cross-border purchases; governmental investigations; unfavorable currency exchange rates and currency devaluations, and limitations on the ability to repatriate funds; adverse changes in applicable corporate tax laws; adverse changes in the cost, availability, and quality of tobacco and other agricultural products and raw materials, as well as components and materials for our electronic devices; and the integrity of its information systems and effectiveness of its data privacy policies. PMI's future profitability may also be adversely affected should it be unsuccessful in its attempts to introduce, commercialize, and grow smoke-free products or if regulation or taxation do not differentiate between such products and cigarettes; if it is unable to successfully introduce new products, promote brand equity, enter new markets or improve its margins through increased prices and productivity gains; if it is unable to expand its brand portfolio internally or through acquisitions and the development of strategic business relationships; if it is unable to attract and retain the best global talent, including women or diverse candidates; or if it is unable to successfully integrate and realize the expected benefits from recent transactions and acquisitions. Future results are also subject to the lower predictability of our smoke-free products performance.
PMI is further subject to other risks detailed from time to time in its publicly filed documents, including PMI's Annual Report on Form 10-K for the fourth quarter and year ended December 31, 2024. PMI cautions that the foregoing list of important factors is not a complete discussion of all potential risks and uncertainties. PMI does not undertake to update any forward-looking statement that it may make from time to time, except in the normal course of its public disclosure obligations.

Philip Morris International: Delivering a Smoke-Free Future
Philip Morris International is a leading international tobacco company, actively delivering a smoke-free future and evolving its portfolio for the long term to include products outside of the tobacco and nicotine sector. The company’s current product portfolio primarily consists of cigarettes and smoke-free products. Since 2008, PMI has invested over $14 billion to develop, scientifically substantiate and commercialize innovative smoke-free products for adults who would otherwise continue to smoke, with the goal of completely ending the sale of cigarettes. This includes the building of world-class scientific assessment capabilities, notably in the areas of pre-clinical systems toxicology, clinical and behavioral research, as well as post-market studies. In 2022, PMI acquired Swedish Match – a leader in oral nicotine delivery – creating a global smoke-free champion led by the companies’ IQOS and ZYN brands. Following a robust science-based review, the U.S. Food and Drug Administration has authorized the marketing of Swedish Match’s General snus and ZYN nicotine pouches and versions of PMI’s IQOS devices and consumables - the first-ever such authorizations in their respective categories. Versions of IQOS devices and consumables and General snus also obtained the first-ever Modified Risk Tobacco Product authorizations from the FDA. As of December 31, 2024, PMI's smoke-free products were available for sale in 95 markets, and PMI estimates that 38.6 million adults around the world use PMI's smoke-free products. The smoke-free business accounted for approximately 39% of PMI’s total full-year 2024 net revenues. With a strong foundation and significant expertise in life sciences, PMI has a long-term ambition to expand into wellness and healthcare areas and aims to enhance life through the delivery of seamless health experiences. References to “PMI”, “we”, “our” and “us” mean Philip Morris International Inc., and its subsidiaries. For more information, please visit www.pmi.com and www.pmiscience.com.
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